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                                                                    EXHIBIT 10.1


                            INDEMNIFICATION AGREEMENT
                               (LegacyMaker, Inc.)

         This Indemnification Agreement is made and entered into as of _____________, 1999 between Cafe Odyssey, Inc., a Minnesota corporation ("Buyer") and LegacyMaker, Inc., a Delaware corporation ("LegacyMaker").

         WHEREAS, simultaneous with the execution of this Indemnification Agreement, Buyer, Stephen D. King ("King"), popmail.com, Inc., a Delaware corporation (the "Company"), the Company's shareholders and Cafe Odyssey Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary"), propose to enter into an Agreement and Plan of Merger contemplating the merger of the Company with and into Merger Subsidiary (the "Merger Agreement").

         WHEREAS, Buyer and LegacyMaker desire to enter into this Agreement pursuant to which LegacyMaker agrees to indemnify and hold Buyer and its officers, directors, employees, affiliates and shareholders (collectively, the "Indemnitees") harmless from and against any and all losses, damages or deficiencies resulting to any of the Indemnitees from (i) a breach of the Company's representations, warranties and covenants contained in the Merger Agreement or (ii) a claim brought by any shareholder of the Company relating to the negotiation, authorization, approval, execution or consummation of the Merger Agreement, in each case on the terms and conditions set forth below.

         WHEREAS, LegacyMaker acknowledges that the execution of the Merger Agreement by Buyer and King is contingent upon the execution of this Agreement and LegacyMaker's agreement to the terms hereof. The availability to the Indemnitees of the protections afforded to them by this Agreement are important considerations in the decision of Buyer and King to enter into the Merger Agreement, and Buyer and King are unwilling to consummate the Merger unless LegacyMaker executes and delivers this Agreement to Buyer.

         NOW, THEREFORE, in consideration of the above recitals, the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and LegacyMaker agree as follows:

         1.       Indemnification of the Indemnitees.

                  (a) The undersigned agrees to defend, indemnify and hold harmless each of the Indemnitees from, against and in respect of (i) any and all losses, damages or deficiencies resulting to any of the Indemnitees from (A) a breach of the Company's representations, warranties, covenants or other terms contained in the Merger Agreement or in any exhibit or schedule thereto or (B) a claim by any present or former shareholder of the Company relating to the negotiation, authorization, approval, execution or consummation of the Merger Agreement by the Company, the solicitation by the Company of the authorization and approval by its shareholders of the Merger Agreement and the Merger or any public dissemination by the Company of any information regarding Buyer, the Merger Agreement or the Merger; and (ii) and all costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect thereof regardless of the merit thereof, including





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reasonable legal and accounting fees and expenses (whether incident to the foregoing or to an Indemnitee's enforcement of said rights of defense and indemnity).

                  (b) It is the parties' intention that LegacyMaker's obligations to defend, indemnify and hold harmless hereunder shall be without monetary limit. The provisions regarding indemnification and the limitation on the survival of the representations and warranties contained in Article 9 of the Merger Agreement are hereby incorporated herein by this reference. Consequently, and without limiting the generality of the foregoing, no claim for indemnification in respect of the breach by the Company of a representation or warranty set forth in the Merger Agreement may be made against LegacyMaker hereunder or otherwise unless notice of such claim is delivered to LegacyMaker on or before the last day upon which such representation or warranty survives under Section 9.01 of the Merger Agreement.

         2. Procedure for Indemnification of the Indemnitees. If any action, suit or proceeding shall be commenced against any of the Indemnitees or any claim, demand or assessment be asserted against any of the Indemnitees in respect of which any Indemnitee proposes to demand indemnification from LegacyMaker hereunder, such Indemnitee against whom such a claim, demand or assessment is made or who proposes to demand indemnification from LegacyMaker shall notify LegacyMaker to that effect with reasonable promptness. LegacyMaker shall thereafter reimburse such Indemnitee for all of such Indemnitee's expenses (as described herein) for such defense, as and when they are incurred.

         3. Covenants of LegacyMaker. For so long as any of the Company's representations, warranties and covenants contained in the Merger Agreement survive, LegacyMaker shall not take any action for the purpose of avoiding, or which could reasonably be expected to render it incapable of meeting, its obligations hereunder to satisfy claims for indemnification, if any.

         4. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against whom such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         5. Third Party Beneficiaries. All Indemnitees who are not signatories hereto are expressly intended to be third party beneficiaries of this Agreement.

         6. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy, e-mail or other electronic transmission device. Notices, demands and communications to the Indemnitees and LegacyMaker will, unless another address is specified in writing, be sent to the address indicated below:

         Notices to the Indemnitees:          with a copy to:
         --------------------------           --------------
         Cafe Odyssey, Inc.                   Maslon Edelman Borman & Brand, LLP
         4801 West 81st Street, Suite 112     90 South Seventh Street
         Bloomington, MN 55437                Minneapolis, MN  55402
         Attention: Stephen D. King           Attention: William M. Mower, Esq.
         E-mail: steveking@pol.com            E-mail: wmower@maslon.com


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         Fax: (612) 837-9916                  Fax:  (612) 672-8397

         Notices to LegacyMaker:              with a copy to:
         ----------------------               --------------
         LegacyMaker, Inc.                    Thompson & Knight, P.C.
         1333 Corporate Drive, Suite 350      1700 Pacific Avenue, Suite 3300
         Irving, TX 75038                     Dallas, TX  75201
         Attention: Toni Bryan,               Attention: David L. Emmons, Esq.
         Business Manager                     E-mail: emmonsd@tklaw.com
         E-mail: tbryan@equitymedia.com       Fax: (214) 969-1751
         Fax: (972) 550-5517

         7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. Complete Agreement. This Agreement and the Merger Agreement contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         8. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         9. Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Texas will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         10. Arbitration. Any dispute between any of the Indemnitees and LegacyMaker under this Agreement shall be resolved by arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Dallas, Texas) and the arbitration shall be conducted in that same location under the rules of said Association. The Indemnitees and LegacyMaker shall each be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his determination, and shall furnish to each party a signed copy of such determination.

         11. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.






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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    CAFE ODYSSEY, INC.


                                    By:/s/ Ronald K. Fuller
                                       -----------------------------------------
                                       Ronald K. Fuller, President

                                    LEGACYMAKER, INC.


                                    By: signature illegible
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
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